Exhibit 23.1
CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the following LifeLock, Inc. Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-184360) pertaining to the Amended and Restated 2006 Incentive Compensation Plan, the 2012 Incentive Compensation Plan, and the 2012 Employee Stock Purchase Plan of LifeLock, Inc.

(2)	Registration Statement (Form S-8 No. 333-194740) pertaining to the 2012 Incentive Compensation Plan and 2012 Employee Stock Purchase Plan of LifeLock, Inc.

(3)	Registration Statement (Form S-8 No. 333-194741) pertaining to the Lemon, Inc. 2008 Equity Incentive Plan of LifeLock, Inc.

(4)	Registration Statement (Form S-8 No. 333-206118) pertaining to the 2012 Incentive Compensation Plan and the 2012 Employee Stock Purchase Plan of LifeLock, Inc.;

of our report dated November 6, 2015 with respect to the financial statements of BitYota, Inc. included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP
Phoenix, Arizona
November 6, 2015